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                                                                    EXHIBIT 99.1


                                       FOR MORE INFORMATION
                                       INVESTOR RELATIONS CONTACT:
                                       KENT EVANS
                                       404-236-6203
                                       KENT.EVANS@CINGULAR.COM

                                       MEDIA RELATIONS CONTACTS:
                                       CLAY OWEN
                                       404-236-6153 (OFFICE)
                                       404-538-0124 (WIRELESS)
                                       CLAY.OWEN@CINGULAR.COM

                                       JENNIFER BOWCOCK
                                       404-236-6319 (OFFICE)
                                       404-213-1204 (WIRELESS)
                                       JENNIFER.BOWCOCK@CINGULAR.COM


      CINGULAR WIRELESS POSTS THIRD-QUARTER NET SUBSCRIBER GAIN OF 745,000;
                AHEAD OF SCHEDULE IN GSM/GPRS NETWORK CONVERSION

         - NET ADDS UP 38 PERCENT COMPARED WITH THE SECOND QUARTER OF THIS YEAR, CINGULAR'S THIRD CONSECUTIVE QUARTER OF STRONG SEQUENTIAL IMPROVEMENT IN NET ADDS

         - HIGH-QUALITY SUBSCRIBER GROWTH WITH 92 PERCENT OF THIRD-QUARTER NET ADDS POST-PAID

         - 2.7 MILLION GROSS ADDS, UP 21 PERCENT FROM THE SECOND QUARTER OF THIS YEAR AND UP 44 PERCENT VERSUS THE THIRD QUARTER OF 2002

         - 4.6 PERCENT YEAR-OVER-YEAR GROWTH AND 4.4 PERCENT SEQUENTIAL GROWTH IN REVENUES TO A RECORD $4.0 BILLION

         - CELLULAR/PCS DATA REVENUES UP 104 PERCENT VERSUS THE THIRD QUARTER OF 2002

         - CINGULAR'S GSM/GPRS NETWORK NOW AVAILABLE TO 92 PERCENT OF COMPANY'S POPS

ATLANTA - Oct. 20, 2003 -- Cingular Wireless LLC, the United States' second largest wireless company, today reported third quarter results driven by strong marketplace execution, accelerated subscriber growth and rapid expansion of its GSM/GPRS network coverage.

For the three months ended Sept. 30, 2003, Cingular, a joint venture between SBC Communications (NYSE: SBC) and BellSouth Corporation (NYSE: BLS), achieved net subscriber additions of 745,000, up 38 percent from net adds of 540,000 in the second quarter of this year. This was Cingular's strongest net add quarter in more than two years, bringing its nationwide cellular/PCS customer base to 23.4 million.

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Third-quarter gross subscriber adds totaled 2.7 million, the best quarterly total in Cingular's history - up 21 percent from the second quarter of this year and up 44 percent from the third quarter of 2002.

While accelerating subscriber growth, Cingular has also moved ahead of schedule in its GSM/GPRS network overlay. As of Oct. 20, Cingular's GSM/GPRS network is now available to 92 percent of the company's total POPs, exceeding and substantially in advance of its previously announced target of 90 percent coverage by the end of 2003.

"Cingular is executing very well, and we are delivering on our promise to grow the business," said Stan Sigman, President and CEO of Cingular Wireless. "At the beginning of this year, Cingular committed to a major step-up in subscriber growth and to rapid conversion of our network to GSM/GPRS, the world's leading wireless technology. Thanks to the efforts of talented Cingular employees across the country, we're making good on our commitments. In the third quarter, we won customers at a record pace. We're ahead of schedule on our network conversion. And we have good momentum."

"Cingular has tremendous strengths," Sigman added, "and we are building on those strengths to drive unprecedented growth. We have planned and executed our network conversion carefully to deliver high-quality service. We have made a series of moves to add spectrum. We have introduced new data services. We're working closely with our parents' wireline operations to integrate wireless and wireline services with innovations that are attractive to customers. And most important, we've taken the initiative to make certain Cingular is in a strong position to win with customers as the industry transitions to number portability. I am very excited about the opportunities ahead."

FINANCIAL RESULTS

Cingular's third quarter financial results reflect strong subscriber growth and aggressive execution as the company continues to invest in network conversion and customer retention programs.

         - Revenues grew to $4.0 billion, up 4.6 percent compared with the year-ago third quarter and up a strong 4.4 percent versus the second quarter this year.

         - Cellular/PCS Subscriber ARPU (average revenue per user) which represents the revenue received per subscriber, was $48.25, down $.59 from third quarter of last year. After adjusting for an accounting change in the current quarter (reclassifies activation revenues as equipment revenue on sales from direct and parent channels), the decrease in Subscriber ARPU is $.32.

         - Cellular/PCS data revenue increased 104 percent year-over-year largely due to rising popularity in SMS (short messaging service), as well as downloadable ringtones and photo messaging. Cingular delivered nearly 900 million SMS messages during the quarter.

         - Total operating expenses were $3.5 billion in the third quarter, up 9.6 percent from $3.2 billion in the year-ago period. Expenses were driven by record gross customer additions, and extensive customer retention and customer service initiatives in anticipation of Wireless Local Number Portability (WLNP).

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         -        Operating income was $488 million for the quarter, compared with $616 million for the same quarter a year ago.

GSM NETWORK PROGRESS

Cingular's GSM network now reaches 205 million of the company's 222 million covered POPs. Major markets turned up since the end of the second quarter include Boston, Washington, D.C., Baltimore, Dallas, Houston, Atlanta, San Antonio, St. Louis and Kansas City.

Customer response to Cingular's next generation GSM network launch has exceeded expectations with store traffic increasing as much as 40 percent in some newly converted markets. Approximately 35 percent of Cingular's customers are now GSM equipped, up from approximately 27 percent three months ago.

GSM brings to customers a number of advantages including the widest variety of handsets in the industry with features like color screens and camera phones. Cingular's network also provides the latest in data services including multi-media messaging and high speed packet data. Cingular began offering its 3G service EDGE (Enhanced Datarate for Global Evolution) in Indianapolis in July, becoming the first commercial wireless company in the world to offer the service.

GSM is the world's most popular wireless technology, with more than 900 million customers in 200 countries. And Cingular has been very successful in aligning with GSM partners throughout the U.S. By combining its footprint with those of other carriers through roaming agreements and joint ventures, GSM is expected to be available in areas that contain approximately 90 percent of the total U.S. population by the end of 2003 and almost 95 percent of the total U.S. population where virtually all of Cingular customer usage is by the end of 2004.

ENHANCED SPECTRUM POSITION

As it has deployed its GSM network, Cingular has made a series of strategic moves in recent months that will open new markets and improve its spectrum position in existing markets. These initiatives will enable Cingular to expand its network, increase capacity and lower roaming costs.

         - Cingular is moving forward in its bid to purchase wireless licenses from NextWave Telecom Inc. These licenses cover approximately 83 million POPs in 34 markets. The transaction requires FCC approval, and Cingular expects the transaction to close in the first half of 2004.

         - Also in September, Cingular agreed to acquire additional PCS spectrum and operations in Texas, Arkansas and Louisiana and cellular operations in Louisiana through an agreement it has reached with US Unwired Inc.

         - In August, Cingular Wireless agreed to purchase from Sunshine PCS Corporation additional spectrum in the Florida markets of Tallahassee, Panama City and Ocala.

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         -        On Oct. 13, Cingular Wireless and Dobson Communications
                  announced a definitive agreement to exchange Dobson's ownership in its Eastern Shore of Maryland cellular property for Cingular's ownership in its Northwest Michigan cellular property.

WIRELESS DATA INITIATIVES

Cingular also has launched a number of new data-related initiatives. In recent months, Cingular:

         - Added "PC to Mobile Messaging" with AOL, which allows AOL Instant Messaging (AIM(R)) users to send instant messages to -- and receive instant messages from -- Cingular phones. Cingular previously launched a similar product with Yahoo.

         - Made it easier for customers to download ringtones, games and other entertainment offerings with its direct bill option.

         - Introduced the simplest, easy-to-use multimedia messaging service (MMS) in the industry. With Cingular's MMS, customers can add voice, pictures, graphics and sound to their messages with the company's new service that launched October 10.

WIRELESS/WIRELINE INTEGRATION

Cingular also continues to leverage its relationships with parent companies SBC and BellSouth by creating innovative new wireline/wireless integrated products and dramatically increase its sales through those companies.

Sales of Cingular service through SBC's and BellSouth's channels continue to grow. Approximately 14 percent of Cingular's new contract customers in the third quarter were added through SBC's and BellSouth's sales channels. Sales through these channels were up five-fold from results in the third quarter of 2002 and up 15 percent versus the second quarter of this year.

In September, the three companies introduced FastForward(TM) -- one of the wireless industry's first devices to marry the convenience of wireless service with the value of a wireline phone. The patented FastForward device, designed as a cradle to hold a wireless phone, simply plugs into an electrical outlet. When the Cingular Wireless phone is "cradled," calls to the wireless phone are forwarded to a designated landline phone, while the wireless phone's battery is automatically re-charged.

RETENTION EFFORTS AND WLNP

In addition to network progress and service innovations in recent months, Cingular has undertaken a number of initiatives to prepare for the expected introduction of Wireless Local Number Portability (WLNP) on Nov. 24. These include implementation of targeted customer retention offers and creation of unique marketing and advertising plans. As a result of these efforts, more than 70 percent of Cingular's postpaid customers are now under contract.

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Cingular has also substantially completed systems work to implement WLNP, and is training its employees to handle porting requests from customers. It is currently signing and/or negotiating service level agreements with other wireless carriers to create a formal process for moving one customer's phone number to another. Cingular also has launched a customer education program on WLNP to help consumers understand the process.


ABOUT CINGULAR WIRELESS

Cingular Wireless, a joint venture between SBC Communications (NYSE - SBC) and BellSouth (NYSE - BLS), serves more than 24 million voice and data customers across the United States. A leader in mobile voice and data communications, Cingular is the only U.S. wireless carrier to offer Rollover(TM), the wireless plan that lets customers keep their unused monthly minutes. Cingular has launched the world's first commercial deployment of wireless services using Enhanced Data for Global Evolution (EDGE) technology. Cingular provides cellular/PCS service in 43 of the top 50 markets nationwide, and provides corporate e-mail and other advanced data services through its GPRS, EDGE and Mobitex packet data networks. Details of the company are available at www.cingular.com.

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SBC's third-quarter earnings conference call, at which Cingular's earnings results will be discussed, will be broadcast live via the Internet at 10 a.m. Eastern time, October 21, 2003, at www.sbc.com/investor_relations.com.

BellSouth will host a conference call with investors, during which Cingular's earnings results will be discussed, at 10 a.m. Eastern Time, October 22 at http://www.bellsouth.com/investor/.

Forward-looking Information: In addition to historical information, this document and the conference calls referred to above may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include:

         - the pervasive and intensifying competition in all markets where we operate;

         - problems associated with the transition of our network to higher speed technologies caused by delayed deliveries of infrastructure equipment and handsets, cost overruns, perceived service degradation as more spectrum is devoted to new technologies, customer dissatisfaction with new handsets that operate on multiple networks to accommodate our technology migration, equipment malfunctions and other factors;
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         -        slow growth of our data services due to lack of popular
                  applications, terminal equipment, advanced technology and other factors;

         - shortages and unavailability of spectrum for new services and geographic expansion;

         - pervasive and prolonged adverse economic and employment conditions in the markets we serve;

         - changes in available technology that make our existing technology obsolete or expensive to upgrade;

         - the final outcome of FCC proceedings, including rulemakings, and judicial review, if any, of such proceedings, including those pertaining to wireless local number portability;

         - impact of local number portability on our growth and churn rates, revenues and expenses;

         - enactment of additional state and federal laws, regulations and requirements pertaining to our operations;

         -        availability and cost of capital;

         -        impact of any industry consolidation; and

         - the outcome of pending or threatened complaints and litigation.

Such forward-looking information is given as of this date only, and Cingular assumes no duty to update this information.